SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                    SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

 COMMON STOCK-TECH/OPS-SEVCON

           GAMCO ASSET MANAGEMENT INC.
                       6/01/07           85,000-             *DO
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       4/25/07           12,000             8.9047
                       4/12/07              200             6.8500
                       4/11/07              900             6.8500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.